Exhibit 32

LAKE AREA CORN PROCESSORS, LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Douglas Van Duyn, the Chief Executive Officer and the Chief Financial Officer of Lake Area Corn Processors, LLC (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003 (the “Report”).

The undersigned hereby certifies that:

•       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 14th day of August, 2003.

/s/ Douglas Van Duyn
Douglas Van Duyn
Chief Executive Officer and Chief Financial Officer